Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
JNL Series Trust:

We consent to the use of our report dated February 28, 2013 with respect to the financial statements of JNL/M&G Global Basics Fund and JNL/Oppenheimer Global Growth Fund, each a series of JNL Series Trust as of December 31, 2012,  incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement and Prospectus filed on Form N-14.

/s/ KPMG LLP

December 23, 2013
Chicago, Illinois